     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
                                                              333-______________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                AON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE

        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     6399
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                  36-3051915
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              123 N. Wacker Drive
                           Chicago, Illinois  60606
                                (312) 701-3000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE  OFFICES)

          Raymond I. Skilling                            Copy to:
Executive Vice President and Chief Counsel         Janet E. Bauman, Esq.
         123 N. Wacker Drive                          Sidley & Austin
       Chicago, Illinois  60606                  One First National Plaza
             (312) 701-3000                       Chicago, Illinois 60603
                                                      (312) 853-7000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times on or after the effective date of this Registration Statement as the Selling Stockholder shall determine.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
==============================================================================
                                          Proposed    Proposed
                                          Maximum     Maximum
Title of Each Class of        Amount To   Offering    Aggregate    Amount Of
    Securities                   Be        Price      Offering    Registration
  To be Registered           Registered   Per Share    Price          Fee
================================================================================
Common Stock, par value
 $1.00 per share               369,000     $66.75    $24,630,750   $7,267(1)
==============================================================================

(1) The fee was calculated pursuant to Rule 457(c) under the Securities Act of 1933 and was based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 20, 1998.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
    Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES+
+EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE       +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED APRIL 21, 1998

PROSPECTUS
                                369,000 SHARES

                                AON CORPORATION

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE

     This Prospectus relates to 369,000 shares (the "Shares") of common stock, par value $1.00 per share ("Common Stock"), of Aon Corporation, a Delaware corporation (the "Company"). The shares to which this Prospectus relates may be offered and sold from time to time by the stockholder specified in this Prospectus (the "Selling Stockholder"). See "Selling Stockholder and Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange under the symbol "AOC." The Common Stock is also listed for trading on the Chicago Stock Exchange and the International Stock Exchange London.

     The Shares may be sold by the Selling Stockholder directly or through agents designated from time to time or through underwriters or dealers. See "Selling Stockholder and Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Shares in respect of which this Prospectus is being delivered and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement").

     The Selling Stockholder will receive all of the net proceeds from the sale of the Shares offered hereby and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the Shares.

     The Selling Stockholder and any broker-dealers, agents or underwriters which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them or purchase by them of the Shares at a price less than the initial price to the public may be deemed to be underwriting commissions or discounts under the Securities Act. See "Selling Stockholder and Plan of Distribution."

                             --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

              The date of this Prospectus is __________ ___, 1998.

     FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                         -----------------------------


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange on which certain of the Company's securities are listed.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to Section 13 of the Exchange Act:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

          (b) the description of the Company's Common Stock contained in Item 12 of the Registration Statement on Form 10 of the Registrant (formerly Combined International Corporation), filed on February 19, 1980, and any amendments or reports filed for the purpose of updating such descriptions which have been filed by the Company with the Commission, including the Company's Current Report on Form 8-K dated April 23, 1987.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents not specifically incorporated by reference therein) are available upon request from Aon Corporation, 123 North Wacker Drive, Chicago, Illinois 60606, telephone: (312) 701-3000, Attention: Corporate Secretary.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                  THE COMPANY

     The Company is an insurance services holding company that comprises a family of insurance brokerage, consulting and consumer insurance companies. Through its insurance brokerage operations, the Company offers commercial insurance brokerage, alternative risk solutions, risk management, employee benefit and human resources consulting and managing general underwriting services. In addition, the Company's insurance underwriting businesses provide a variety of insurance products, including accident and health coverage, traditional life insurance and extended warranties. The Company's revenues were $5.8 billion in 1997. Based on 1997 insurance brokerage and consulting revenues, management believes that the Company is the second largest insurance brokerage company in the world.

     The principal executive offices of the Company are located at 123 N. Wacker Drive, Chicago, Illinois 60606-1700, and its telephone number is (312) 701-3000.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares registered hereunder. All proceeds are for the account of the Selling Stockholder. See "Selling Stockholder and Plan of Distribution."

                PRICE RANGE OF COMMON STOCK AND DIVIDENDS PAID

     The Common Stock of the Company is listed on the New York Stock Exchange under the symbol "AOC." The Common Stock is also listed for trading on the Chicago Stock Exchange and the International Stock Exchange London. The last reported sale price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on April 17, 1998 was $67.50.

     The historical prices of and dividends on the Common Stock through April 17, 1998 are shown in the table below (adjusted to give effect to the three-for-two stock split in May 1997).


                                                                 Cash
                                                               Dividends
                                    High          Low            Paid
                                    ----          ---          ---------
1995
  1st quarter..................    $25.000      $20.917          $.20
  2nd quarter..................     25.333       23.750           .23
  3rd quarter..................     27.833       24.167           .23
  4th quarter..................     33.917       27.000           .23
1996
  1st quarter..................    $36.875      $32.500          $.23
  2nd quarter..................     37.250       33.250           .24
  3rd quarter..................     36.375       31.625           .24
  4th quarter..................     43.125       36.000           .24
1997
  1st quarter..................    $44.875      $40.625          $.24
  2nd quarter..................     53.375       40.188           .26
  3rd quarter..................     56.125       50.063           .26
  4th quarter..................     58.875       50.250           .26
1998
  1st quarter..................    $66.188      $54.813          $.26
  2nd quarter (through
    April 17, 1998)............     67.563       65.938           .28(1)

(1) On March 20, 1998, the Board of Directors of the Company declared a dividend of $.28 per share of Common Stock payable on May 18, 1998 to holders of record as of the close of business on May 5, 1998.

     In determining the amount and timing of future dividends of Common Stock, the Board of Directors will consider such factors as the Company's financial condition, certain restrictions on dividend payments contained in various debt instruments and such other factors as the Board may from time to time deem relevant. For dividends payable upon the Company's outstanding preferred stock, see "Description of Capital Stock."

                         DESCRIPTION OF CAPITAL STOCK

     Under the Second Restated Certificate of Incorporation, as amended, of the Company (the "Certificate of Incorporation"), the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 25,000,000 shares of serial Preferred Stock, par value $1.00 per share. As of February 25, 1998, approximately 167,971,048 shares of Common Stock were issued and outstanding (exclusive of shares of Common Stock owned by affiliates of the Company). In addition, the Company has 1 million shares of Series C Cumulative Preferred Stock (the "Series C Preferred Stock") outstanding.

     The Board of Directors is authorized by the Certificate of Incorporation, without first obtaining the approval of the holders of the Common Stock or any series of Preferred Stock, to issued Preferred Stock from time to time in series and to establish as to each series the designation and number of shares to be issued, the dividend rate, the redemption price and terms (if any), the amount payable upon voluntary or involuntary dissolution, sinking fund provisions (if any), the terms of the conversion or exchange into any other class or series of shares (if any), and any other preferences, special rights, qualifications limitations or restrictions thereof. With respect to liquidation and dividend rights, holders of Common Stock are subordinate to holders of the Series C Preferred Stock and may also be subordinate to the holders of any additional series of Preferred Stock issued by the Company by action of the Board of Directors.

     The Series C Preferred Stock pays an annual dividend of $2.55 per share, paid quarterly. The terms for the Series C Preferred Stock provide that the Company will be entitled to, and the holder(s) of such stock will have the right to require the Company to, redeem such stock at $50.00 per share on or after the later of February 9, 1999 or the first anniversary of the death of the later of the two initial holders to die.

     At every meeting of stockholders, the holders of Common Stock and Series C Preferred Stock shall have the right to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of one vote for each share of Common Stock and Series C Preferred Stock held.

     The holders of Common Stock have no preemptive rights, cumulative voting rights or subscription rights. In the event of any liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company and the amount of any liquidation preference to which the holders of Series C Preferred Stock (and any other series of Preferred Stock that may from time to time be issued) are entitled, to share ratably in the remaining net assets of the Company.

     Subject to the prior rights of the holders of the Series C Preferred Stock (and any other series of Preferred Stock that may from time to time be issued), the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds legally available therefor, dividends payable either in cash, in property, or in Common Stock.

     First Chicago Trust Company of New York is the transfer agent and registrar for the Common Stock.


                 SELLING STOCKHOLDER AND PLAN OF DISTRIBUTION

     The 369,000 shares of Common Stock (the "Shares") being offered hereby are being offered and sold by Robert A. Meister (the "Selling Stockholder"). The Selling Stockholder does not own any shares of Common Stock other than the Shares.

     On January 19, 1994, the Company purchased shares representing 80% of the issued and outstanding common stock (after giving effect to such purchase) of N.B. Life Agents, Inc., a New York corporation ("NBL"), from NBL. Prior to such purchase, the Selling Stockholder owned 100% of the issued and outstanding common stock of NBL. Simultaneously with such purchase: (i) pursuant to a promissory note, NBL loaned the Selling Stockholder $6,000,000 ($1,800,000 of which was forgiven on January 19, 1997 in accordance with the terms of such promissory note); (ii) NBL issued 6,500 shares of preferred stock to the Selling Stockholder; (iii) the Selling Stockholder pledged such preferred stock to secure his obligations under the promissory note; (iv) the Selling Stockholder entered into an employment agreement with NBL pursuant to which, among other things, NBL agreed to employ the Selling Stockholder as the Vice Chairman of the Board of NBL for a term ending December 31, 2008 (unless earlier terminated pursuant to the terms of such employment agreement); and (v) the Selling Stockholder and the Company entered into a Put and Call Agreement pursuant to which the Selling Stockholder had the right (exercisable from January 19, 1996 to July 19, 1996) to require the Company to exchange 360,000 shares (as adjusted for prior stock splits) of Common Stock for the Selling Stockholder's equity interest in NBL (including common and preferred stock) and the Company had the right (exercisable from July 19, 1996 to January 19, 1997) to exchange 378,000 shares (as adjusted for prior stock splits) of Common Stock for the Selling Stockholder's equity interest in NBL. Pursuant to an agreement dated as of July 1, 1997, the Company exchanged 369,000 shares of Common Stock for the Selling Stockholder's equity interest in NBL. In connection therewith, the Company agreed to use its best efforts to file, upon written request from the Selling Stockholder, and cause to be declared effective as promptly as practicable thereafter, and to keep continuously effective until the earlier of the first anniversary of the date of such written request or the date that the Selling Stockholder disposes of all of such shares, a registration statement on Form S-3 under the Securities Act with respect to such shares.

     The Selling Stockholder continues to serve as Vice Chairman of the Board of NBL.

     The Shares may be offered for sale from time to time by the Selling Stockholder or by his pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions on any Exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. Such methods of distribution may include, without limitation, (a) a distribution through underwriting syndicates represented by one or more managing underwriters, or by one or more underwriters without a syndicate; (b) a block trade in which an agent will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by one or more brokers or dealers as principals and resale by such brokers or dealers for their own account at fixed or varying prices; (d) a distribution in accordance with the rules of the applicable Exchange; and (e) ordinary brokerage transactions and transactions in which a broker solicits purchasers. In effecting sales, such brokers may arrange for other brokers or dealers to participate in the resales. This Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to such broker-dealer of the Shares, which Common Stock such broker-dealer may resell pursuant to this Prospectus. The Selling Stockholder may also pledge the shares registered hereunder to a broker or dealer and, upon a default, such broker or dealer may effect sales of the pledged

Common Stock pursuant to this Prospectus. In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

     Underwriters, brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated in connection with sales pursuant hereto. The Selling Stockholder and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

     Certain of the above-described underwriters, dealers, brokers or agents may engage in transactions with, or perform services for, the Company and its affiliates in the ordinary course of business.

     Upon the Company being notified by the Selling Stockholder that any agreement or arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering or secondary distribution or a purchase by a broker-dealer, to the extent required by applicable law a supplement to this Prospectus will be distributed that will set forth the name(s) of the participating underwriters, dealers or agents, the aggregate amount of the Shares being so offered and the terms of the offering, including all underwriting discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, such Selling Stockholder, all discounts, commissions or concessions allowed or re-allowed or paid to dealers, if any, and, if applicable, the purchase price to be paid by any underwriter for the Shares purchased from the Selling Stockholder.

     To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. The foregoing may affect the marketability of the Shares.

                            VALIDITY OF SECURITIES

     The validity of the Common Stock offered hereby has been passed upon for the Company by Jerome S. Hanner, Senior Counsel and Assistant Secretary of the Company. Mr. Hanner currently owns 3,468 shares of Common Stock, has options to purchase 4,500 shares of Common Stock and holds restricted stock awards of 29,400 shares. In addition, 1,141 shares of Common Stock held by the Company's employee stock ownership plan may be attributed to Mr. Hanner.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company, included in and incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                             --------------------

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----

Available Information................................................... 2
Incorporation of Certain Documents by
   Reference............................................................ 2
The Company............................................................. 3
Use of Proceeds......................................................... 3
Price Range of Common Stock
   and Dividends Paid................................................... 4
Description of Capital Stock............................................ 5
Selling Stockholder and
   Plan of Distribution................................................. 5
Validity of Securities.................................................. 7
Experts................................................................. 8


================================================================================


================================================================================


                                369,000 Shares



                                AON CORPORATION



                                 Common Stock


                                 ------------
                                  PROSPECTUS
                                 ------------


                              _____________, 1998


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


     Registration Fee.........................................   $ 7,267
     Printing and Engraving Expenses..........................     1,000
     Legal Fees and Expenses..................................    25,000
     Accounting Fees and Expenses.............................     2,000

          Total...............................................   $35,267
                                                                 =======
--------------
*Expenses are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company was organized under and is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. The Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of Delaware law.

     The Company has adopted an article within its Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which provides that the Company will indemnify its officers and directors to the full extent permitted by Delaware law.

     Furthermore, the Company is covered by insurance which will reimburse it within the policy limits for amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to the law and the Certificate of Incorporation of the Company.

ITEM 16.  EXHIBITS.

EXHIBIT
-------

4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991).

4.2 Certificate of Amendment of the Registrant's Second Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

4.3 Bylaws of the Registrant (incorporated by reference to Exhibit (d) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
     1982).

4.4 Certificate of Designation for the Registrant's Series C Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 9, 1994).

4.5 Indenture dated September 15, 1992 between the Registrant and Continental Bank Corporation (now known as Bank of America Illinois), as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated September 23, 1992).

4.6 Resolutions establishing terms of 6.875% Notes Due 1999 and 7.40% Notes Due 2002 (incorporated by reference to Exhibit 4(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

4.7 Resolutions establishing terms of 6.70% Notes Due 2003 (incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 Form 10-K")).

4.8 Resolutions establishing terms of 6.30% Notes Due 2004 (incorporated by reference to Exhibit 4(d) to the 1993 Form 10-K).

4.9 Junior Subordinated Indenture dated as of January 13, 1997 between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to the Registration Statement on Form S-4 No. 333-21237 dated March 27, 1997 (the "Capital Securities Registration")).

4.10 First Supplemental Indenture dated as of January 13, 1997 between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 to the Capital Securities Registration).

4.11 Amended and Restated Trust Agreement of Aon Capital A dated as of January 13, 1997 among the Registrant, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the holders, from time to time, of the 8.205% Capital Securities of Aon Capital A (incorporated by reference to Exhibit 4.5 to the Capital Securities Registration).

4.12 Capital Securities Guarantee Agreement dated as of May 20, 1997 between the Registrant and The Bank of New York, as guarantee trustee.

4.13 Agreement as to Expenses and Liabilities dated as of January 13, 1997 between the Registrant and Aon Capital A (incorporated by reference to Exhibit 4.13 to the Capital Securities Registration).

5 Opinion of Jerome S. Hanner, Senior Counsel and Assistant Secretary of the Registrant.

23   Consent of Ernst & Young LLP.

23.1 Consent of Jerome S. Hanner (included in Exhibit 5).

24 Powers of Attorney (included in the Signatures page of this Registration Statement).

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby further undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 21, 1998.


                            AON CORPORATION


                            By:  /s/ Patrick G. Ryan
                                ------------------------------------------------
                                Patrick G. Ryan
                                Chairman, President and Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick G. Ryan, Harvey N. Medvin and Raymond I. Skilling, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                          Date
---------                          -----                          ----

 /s/ Patrick G. Ryan               Chairman, President,           April 21, 1998
---------------------------------  Chief Executive
Patrick G. Ryan                    Officer and Director
                                   (principal executive officer)

 /s/ Harvey N. Medvin              Executive Vice President and   April 21, 1998
---------------------------------  Chief Financial Officer
 Harvey N. Medvin                  (principal financial and
                                   accounting officer)

 /s/ Daniel T. Carroll             Director                       April 21, 1998
---------------------------------
Daniel T. Carroll

 /s/ Franklin A. Cole              Director                       April 21, 1998
---------------------------------
Franklin A. Cole


 /s/ Edgar D. Jannotta             Director                       April 21, 1998
---------------------------------
Edgar D. Jannotta

/s/ Perry J. Lewis                 Director                       April 21, 1998
---------------------------------
Perry J. Lewis

/s/ Andrew J. McKenna              Director                       April 21, 1998
---------------------------------
Andrew J. McKenna

/s/ Newton N. Minow                Director                       April 21, 1998
---------------------------------
Newton N. Minow

/s/ Richard C. Notebaert           Director                       April 21, 1998
---------------------------------
Richard C. Notebaert

/s/ Donald S. Perkins              Director                       April 21, 1998
---------------------------------
Donald S. Perkins

/s/ John W. Rogers, Jr.            Director                       April 21, 1998
---------------------------------
John W. Rogers, Jr.

/s/ George A. Schaefer             Director                       April 21, 1998
---------------------------------
George A. Schaefer

/s/ Raymond I. Skilling            Director                       April 21, 1998
---------------------------------
Raymond I. Skilling

/s/ Fred L. Turner                 Director                       April 21, 1998
---------------------------------
Fred L. Turner

/s/ Arnold R. Weber                Director                       April 21, 1998
---------------------------------
Arnold R. Weber

/s/ Carolyn Y. Woo                 Director                       April 21, 1998
---------------------------------
Carolyn Y. Woo

                                 EXHIBIT INDEX

EXHIBIT
-------

4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991).

4.2 Certificate of Amendment of the Registrant's Second Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

4.3 Bylaws of the Registrant (incorporated by reference to Exhibit (d) to the Registrant's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1982).

4.4 Certificate of Designation for the Registrant's Series C Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 9, 1994).

4.5 Indenture dated September 15, 1992 between the Registrant and Continental Bank Corporation (now known as Bank of America Illinois), as Trustee (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated September 23, 1992).

4.6 Resolutions establishing terms of 6.875% Notes Due 1999 and 7.40% Notes Due 2002 (incorporated by reference to Exhibit 4(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

4.7 Resolutions establishing terms of 6.70% Notes Due 2003 (incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 Form 10-K")).

4.8 Resolutions establishing terms of 6.30% Notes Due 2004 (incorporated by reference to Exhibit 4(d) to the 1993 Form 10-K).

4.9 Junior Subordinated Indenture dated as of January 13, 1997 between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to the Registration Statement on Form S-4 No. 333-21237 dated March 27, 1997 (the "Capital Securities Registration")).

4.10 First Supplemental Indenture dated as of January 13, 1997 between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 to the Capital Securities Registration).

4.11 Amended and Restated Trust Agreement of Aon Capital A dated as of January 13, 1997 among the Registrant, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the holders, from time to time, of the 8.205% Capital Securities of Aon Capital A (incorporated by reference to Exhibit 4.5 to the Capital Securities Registration).

4.12 Capital Securities Guarantee Agreement dated as of May 20, 1997 between the Registrant and The Bank of New York, as guarantee trustee.

4.13 Agreement as to Expenses and Liabilities dated as of January 13, 1997 between the Registrant and Aon Capital A (incorporated by reference to Exhibit 4.13 to the Capital Securities Registration).

5 Opinion of Jerome S. Hanner, Senior Counsel and Assistant Secretary of the Registrant.
23   Consent of Ernst & Young LLP.
23.1 Consent of Jerome S. Hanner (included in Exhibit 5).
24 Powers of Attorney (included in the Signatures page of this Registration Statement).